THE REAL BROKERAGE INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

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TABLE OF CONTENTS
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THE REAL BROKERAGE INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

The Company (as defined herein) hereby establishes an amended and restated omnibus incentive plan for certain qualified directors, executive officers, employees or Consultants (as defined herein) of the Company or any of its Subsidiaries (as defined herein).

ARTICLE 1
INTERPRETATION

1.1 Definitions

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

"Account" means an account maintained for each Participant on the books of the Company which will be credited with Awards in accordance with the terms of this Plan;

"Affiliates" has the meaning ascribed thereto in National Instrument 45-106 - Prospectus Exemptions;

"Award" means either an Option or RSU granted to a Participant pursuant to the terms of the Plan;

"Award Date" means the date or dates on which an Award is made to a Participant;

"Award Value" means, with respect to any RSUs, an amount equal to the number of RSUs, as such number may be adjusted in accordance with the terms of this Plan, multiplied by the VWAP;

"Blackout Period" means a period during which the Company prohibits Participants from exercising, redeeming or settling their Awards in accordance with the Company's stock trading policy, as may be amended or supplemented, from time to time.

"Board" means the board of directors of the Company;

"Business Day" means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Vancouver, British Columbia or New York, New York for the transaction of banking business;

"Cause" has the meaning ascribed thereto in Section 5.2.1 hereof;

"Change of Control" means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a) any transaction (other than a transaction described in clause (c) below) pursuant to which any Person or group of Persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Company representing 50% or more of the aggregate voting power of all of the Company's then issued and outstanding securities entitled to vote in the election of directors of the Company, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Company under any of the Company's equity incentive plans;

(b) there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not beneficially own, directly or indirectly, either (i) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (ii) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c) the sale, lease, exchange, license or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Company or any of its subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Company and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned Subsidiary of the Company in the course of a reorganization of the assets of the Company and its wholly-owned Subsidiaries;

(d) the passing of a resolution by the Board or shareholders of the Company to substantially liquidate the assets of the Company or wind up the Company's business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Company in circumstances where the business of the Company is continued and the shareholdings remain substantially the same following the re-arrangement); or

(e) individuals who, on the Effective Date, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board;

"Consultant" means a natural person, other than an employee, executive officer or director of the Company or a Subsidiary, that (a) is engaged to provide services to the Company or a Subsidiary, other than services provided in relation to a distribution, (b) provides the services under a written contract with the Company or a Subsidiary, and (c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary, and includes a corporation of which the Consultant is an employee or shareholder and a partnership of which the Consultant is an employee or partner. For greater certainty, a Consultant shall include a Person who is employed or contracted to provide real estate brokerage and/or agency services to the Company or to a Subsidiary;

"Consulting Agreement" means, with respect to any Participant, any written consulting agreement between the Company or a Subsidiary and such Participant;

"Committee" has the meaning ascribed thereto in Section 2.2.3 hereof;

"Company" means The Real Brokerage Inc., a company existing under the Business Corporations Act (British Columbia), as amended from time to time;

"Dividend Equivalent" has the meaning ascribed thereto in Section 4.3.1 hereof;

"Effective Date" means the effective date of this Plan;

"Eligibility Date" the effective date on which a Participant becomes eligible to receive long-term disability benefits (provided that, for greater certainty, such effective date shall be confirmed in writing to the Company by the insurance company providing such long-term disability benefits);

"Eligible Participant" means any director, executive officer, bona fide employee or bona fide Consultant of the Company or any of its Subsidiaries;

"Employment Agreement" means, with respect to any Participant, any written employment agreement between the Company or a Subsidiary and such Participant;

"Exercise Notice" means a notice in writing signed by a Participant and stating the Participant's intention to exercise a particular Award, if applicable;

"Existing Plans" means the Predecessor Option Plan, the Predecessor RSU Plan and the Predecessor Omnibus Incentive Plan;

"Existing Option" means an option grant made under the Existing Plans or Share Compensation Arrangement;

"Existing RSU" means an RSU grant made under the Existing Plans or Share Compensation Arrangement;

"Expiry Date" means, with respect to an RSU, such date as may be determined by the Board, in its sole discretion, and set out in the applicable RSU Agreement, but in no event later than December 15 immediately preceding the Outside Payment Date;

"Grant Agreement" means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, an RSU Agreement, an Employment Agreement or a Consulting Agreement;

"Insider" has the meaning ascribed to in the TSX Manual;

"Nasdaq" means the Nasdaq Stock Market LLC;

"Net Exercise Right" has the meaning ascribed thereto in Section 3.8.3 hereof;

"Non-Employee Director" means a member of the Board who is not otherwise an employee or executive officer of the Corporation;

"Option" means an option granted by the Company to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof;

"Option Agreement" means a written agreement between the Company and a Participant evidencing the grant of Options and the terms and conditions thereof, a form of which is attached hereto as Exhibit A;

"Option Price" has the meaning ascribed thereto in Section 3.2 hereof;

"Option Shares" means Shares issuable pursuant to the exercise of an Option.

"Option Term" has the meaning ascribed thereto in Section 3.4 hereof;

"Outside Payment Date", in respect of an RSU, means December 31 of the third calendar year following the year in which the services of the Participant giving rise to award of RSUs were rendered;

"Outstanding Issue" means the number of Shares that are outstanding as at a specified time, on a non- diluted basis;

"Participant" means an Eligible Participant that is granted an Award under the Plan;

"Performance Criteria" means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award;

"Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

"Plan" means this Amended and Restated Omnibus Incentive Plan, including any amendments or supplements hereto made after the effective date hereof;

"Predecessor Omnibus Incentive Plan" means the omnibus incentive plan approved by the shareholders of the Company on June 13, 2022;

"Predecessor Option Plan" means the Amended and Restated Stock Option Plan approved by the shareholders of the Company on August 20, 2020;

"Predecessor RSU Plan" means the Restricted Share Unit Plan approved by the shareholders of the Company on August 20, 2020;

"RSU" or "Restricted Share Unit" means a right awarded to a Participant to receive a payment in the form as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

"RSU Agreement" means a written agreement between the Company and a Participant evidencing the grant of RSUs and the terms and conditions thereof, a form of which is attached hereto Exhibit C;

"Shares" means the common shares in the authorized share structure of the Company;

"Share Compensation Arrangement" means any stock option plan, employee stock purchase plan, stand-alone stock option, long-term incentive plan or any other compensation or incentive mechanism (in each case, other than the Plan) involving the issuance or potential issuance of Shares from treasury, including a share purchase from treasury by a full-time employee, director, officer, Insider, or Consultant which is financially assisted by the Company or a Subsidiary by way of a loan, guarantee or otherwise;

"Stock Exchange" means the TSX or Nasdaq or if the Shares are not listed or posted for trading on any of such stock exchanges at a particular date, any other stock exchange on which the majority of the trading volume and value of the Shares are listed or posted for trading;

"Subsidiary" means a corporation, company or partnership that is controlled, directly or indirectly, by the Company;

"Tax Act" means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time;

"Tax Obligations" means the aggregate amount of all withholdings, source deductions and similar amounts required under any governing tax law with respect to either (i) the exercise of Options, or (ii) the redemption of an RSU, as the context requires, including amounts funded by the Company on behalf of previous withholding tax, source deduction or similar payments and owed by the Participant to the Company, as applicable (which Tax Obligations are to be determined by the Company in its sole discretion);

"Termination Date" means (i) in the event of a Participant's resignation, the effective date on which such Participant ceases to be a director, executive officer, employee or Consultant of the Company or one of its Subsidiaries and (ii) in the event of the termination of the Participant's employment, or position as director, executive or officer of the Company or a Subsidiary, or Consultant, the later of (a) if required to comply with applicable legislation, the date which is the last day of the notice period required by such legislation; and (b) the effective date of the termination as specified in the notice of termination provided to the Participant by the Company or the Subsidiary, as the case may be, regardless of any period of pay in lieu of notice to which a Participant may claim to be or is entitled under contract or common law;

"Termination of Service" means that a Participant has ceased to be an Eligible Participant;

"Trading Day" means a day when trading occurs through the facilities of the TSX;

"TSX" mean the Toronto Stock Exchange;

"TSX Manual" means the TSX Company Manual, as amended from time to time;

"U.S. Participant" means a Participant who is a citizen or resident of the United States (including its territories, possessions and all areas subject to the jurisdiction) and any other Participant's whose compensatory RSUs awarded under this Plan are subject to U.S. federal income tax;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"U.S. Tax Code" means the United States' Internal Revenue Code of 1986, as amended;

"Vesting Date" means, with respect to any RSU, the date upon which the Award Value to which the Participant is entitled pursuant to such RSU shall irrevocably vest and become irrevocably payable by the Company to the Participant in accordance with the terms hereof, whether it be the original Vesting Date as set forth in the applicable RSU Agreement or other written agreement (including an employment or consulting agreement), or the date upon which vesting is accelerated pursuant to the specific terms of this Plan, an RSU Agreement or other written agreement, or the date on which vesting is accelerated through the exercise of discretion by the Board as permitted under the Plan; and

"VWAP" means the volume weighted average trading price of the Company's Shares on the TSX calculated by dividing the total value by the total volume of such securities traded for the five Trading Days immediately preceding thereof.

1.2 Interpretation

1.2.1 Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term "discretion" or "authority" means the sole and absolute discretion of the Board.

1.2.2 The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

1.2.3 In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

1.2.4 The words "including", "includes" and "include" and any derivatives of such words mean "including (or includes or include) without limitation". As used herein, the expressions "Article", "Section" and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

1.2.5 Unless otherwise specified in the Participant's Grant Agreement, all references to money amounts are to Canadian currency.

1.2.6 For purposes of this Plan, the legal representatives of a Participant shall only include the administrator, the executor or the liquidator of the Participant's estate or will.

1.2.7 If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

ARTICLE 2
PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

2.1 Purpose of the Plan

2.1.1 The purpose of the Plan is to permit the Company to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a) to increase the interest in the Company's welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Company or a Subsidiary;

(b) to provide an incentive to such Eligible Participants to continue their services for the Company or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Company or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c) to reward Participants for their performance of services while working for the Company or a Subsidiary; and

(d) to provide a means through which the Company or a Subsidiary may attract and retain able Persons to enter its employment or service.

2.2 Implementation and Administration of the Plan

2.2.1 The Plan shall be administered and interpreted by the Board or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. If such committee or plan administrator is appointed for this purpose, all references to the "Board" herein will be deemed references to such committee or plan administrator. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approval.

2.2.2 Subject to the provisions of this Plan and to the extent permitted by applicable law, the Board may, from time to time, delegate to a committee (the "Committee") of the Board all or any of the powers conferred on the Board under this Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive. The Board or the Committee may delegate or sub-delegate to any director or officer of the Company the whole or any part of the administration of this Plan and shall determine the scope of such delegation or sub-delegation in its sole discretion.

2.2.3 Subject to Article 6 and any applicable rules of a Stock Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction.

2.2.4 No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board or and any person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

2.2.5 The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Company. For greater clarity, the Company shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or varying or amending its share capital or corporate structure.

2.3 Participation in this Plan

2.3.1 The Company makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant of an Award, the exercise of an Option or transactions in the Shares or otherwise in respect of participation under the Plan. Neither the Company, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Company and its Subsidiaries do not assume and shall not have responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

2.3.2 Participants (and their legal representatives) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Company or any of its Subsidiaries. No asset of the Company or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Company or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Company.

2.3.3 Unless otherwise determined by the Board, the Company shall not offer financial assistance to any Participant in regards to the exercise of any Award granted under this Plan.

2.4 Shares Subject to the Plan

2.4.1 Subject to adjustment pursuant to Article 6 hereof, the securities that may be acquired by Participants under this Plan shall consist of authorized but unissued Shares.

2.4.2 The maximum number of Shares reserved for issuance pursuant to the Award of Options, in the aggregate, under this Plan shall be limited to 15% of the issued and outstanding Shares, less any Shares underlying Existing Options under the Existing Plans or other Share Compensation Arrangement of the Company, from time to time, on the applicable Award Date. Any Shares reserved for issue on exercise of Existing Options, upon either (a) the exercise thereof or (b) the expiry or forfeiture without exercise of such Existing Options will be available for issuance under this Plan.

2.4.3 The maximum number of Shares reserved for issuance pursuant to the Award of RSUs shall be 70,000,000 Shares, provided that the Award of RSUs shall be subject to the limitations set out in Section 2.5. For greater certainty, the maximum number of Shares reserved for issuance pursuant to this Section 2.4.3 shall be separate and distinct from the maximum number of Shares reserved for issuance pursuant to the limit set out in Section 2.4.2

2.4.4 No Award that can be settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares subject to such Award to exceed the restrictions or limitations for issuance pursuant to the settlement of Awards in accordance with the Plan.

2.4.5 For the purposes of calculating the number of Shares reserved for issuance under this Plan, each Share subject to an Option or an RSU shall be counted as reserving one Share under the Plan. The Plan is considered to be an "evergreen" plan to the extent that Shares of the Company covered by Awards which are exercised, settled in cash, cancelled, terminated, surrendered (including pursuant the Net Exercise Right (as defined herein)), forfeited or expired without being exercised, as applicable, will be available for subsequent grants under the Plan.

2.4.6 No new grants of Options or RSUs will be made under the Existing Plans.

2.5 Limits with Respect to Insiders, Individual Limits and Annual Grant Limits

2.5.1 Unless approved by disinterested shareholders, the maximum number of the Company's securities issuable to Insiders, or when combined with all of the Company's other Share Compensation Arrangements, will not exceed ten percent (10%) of the Company's total issued and outstanding securities at any point in time.

2.5.2 Unless approved by disinterested shareholders, the maximum number of the Company's securities issued to Insiders, in any twelve (12) month period, or when combined with all of the Company's other Share Compensation Arrangements, will not exceed ten percent (10%) of the Company's total issued and outstanding securities, calculated as at the date any Award is granted or issued to any Insider.

2.5.3 Unless approved by disinterested shareholders, the maximum number of the Company's securities issuable to any one Person, within any one-year period, under the Plan, or when combined with all of the Company's other Share Compensation Arrangements, cannot exceed five percent (5%) of the Company's total issued and outstanding securities, calculated as at the date any Award is granted or issued to any Insider.

2.5.4 The Board may make Awards to Non-Employee Directors under the Plan provided that:

(a) the annual grant of Awards under this Plan to any one Non-Employee Director shall not exceed $150,000 in value (based on a Black-Scholes calculation or such other similar and acceptable methodology, applied consistently and appropriately as determined by the Board), of which no more than $100,000 may comprise Options; and

(b) the maximum number of Shares that may be made issuable pursuant to Awards made to all Non-Employee Directors within any one-year period shall not exceed 1% of the Outstanding Issue (as of the commencement of such one-year period).

2.5.5 Unless approved by disinterested shareholders, the maximum number of the Company's securities issuable to any one Person, who is a Non-Employee Director, shall be limited to the lesser of: (i) 1% of the Common Shares then issued and outstanding; and (ii) $1,000,000 in total value of grants of Options that each director receives over the life of the Plan from the Effective Date or an annual grant value of $100,000 per director, in both cases based on a valuation determined using the Black-Scholes formula or any other formula which is widely accepted by the business community as a method for the valuation of options

2.6 Granting of Awards

2.6.1 Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any Stock Exchange or under any law or regulation of any jurisdiction, or the consent or approval of any Stock Exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant of such Awards or exercise of any Option or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

ARTICLE 3
OPTIONS

3.1 Nature of Options

3.1.1 An Option is an Award granted by the Company to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

3.2 Option Awards

3.2.1 Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the Award Date on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the "Option Price") and the relevant vesting provisions (including Performance Criteria, if applicable) and the Option Term, the whole subject to the terms and conditions prescribed in this Plan or in any Option Agreement, and any applicable rules of a Stock Exchange.

3.2.2 No Options shall be granted to a U.S. Participant and no Shares shall be issued to a U.S. Participant upon exercise of any such Options unless such securities are registered under the U.S. Securities Act and any applicable state securities laws or an exemption from such registration is available. Any Options issued to a U.S. Participant and any Shares issued upon exercise thereof, pursuant to an exemption from registration under the U.S. Securities Act will be "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act).

3.2.3 Any certificate or instrument representing Options granted to a U.S. Participant or Shares issued to a U.S. Participant upon exercise of any such Options pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws shall bear a legend restricting transfer under applicable United States federal and state securities laws substantially in the following form:

"THE SECURITIES REPRESENTED HEREBY [For Options Include: AND THE SECURITIES ISSUBALE ON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR U.S. STATE SECURTIES LAWS. BY PURCHASING OR OTHERWISE HOLDING THESE SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF THE REAL BROKERAGE INC. (THE "CORPORATION") THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

For Options include:

"THE OPTIONS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE OPTIONS REPRESENTED HEREBY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON OR A PERSON IN THE UNITED STATES, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES LAWS AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS ASCRIBED TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT."

3.3 Option Price

3.3.1 The Option Price for Shares that are the subject of any Option shall be determined and approved by the Board when such Option is granted, but shall not be less than the lesser of (i) the VWAP on the Award Date and (ii) the closing market price on a Stock Exchange on the day immediately prior to the Award Date.

3.4 Option Term

3.4.1 The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted ("Option Term"). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options. Notwithstanding the foregoing and subject to the policies of the Stock Exchange, if the Option Term expires within a Blackout Period, the Option Term shall be extended ten (10) Business Days after the expiry of the Blackout Period.

3.5 Vesting

3.5.1 The Board or the Committee may, in its sole discretion, determine the time during which an Option shall vest and whether there shall be any other conditions or performance criteria to vesting. In the absence of any determination by the Board or the Committee to the contrary, Options will vest and be exercisable as to one third (1/3) of the total number of Options granted on each of the first, second and third anniversaries of the Award Date (computed in each case to be rounded down to the nearest whole Option). Notwithstanding the foregoing, the Board or the Committee may, at its sole discretion at any time or in the Option Agreement in respect of any Options granted, accelerate or provide for the acceleration of vesting in whole or in part of Options previously granted.

3.6 Option Agreements

3.6.1 The grant of an Option by the Board shall be evidenced by an Option Agreement in such form not inconsistent with the Plan as the Board may from time to time determine. Such Option Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements issued under this Option need not be identical.

3.6.2 The Option Agreement shall contain such terms that the Company considers necessary in order that the Option will comply with any provisions respecting options in the Tax Act or other applicable laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

3.7 Exercise of Options

3.7.1 Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, any exercise of Options by a Participant shall be made in accordance with the Company's stock trading policy. The Company shall not issue any Shares to a Participant prior to the Company being satisfied in its sole discretion that all Tax Obligations under Section 7.2 will be timely withheld or received and remitted to the appropriate taxation authorities in respect of any particular Participant and any particular Option.

3.8 Method of Exercise and Payment of Purchase Price

3.8.1 Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.7 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice, a form of which is attached hereto as Exhibit B, to the Company at its registered office to the attention of the Corporate Secretary of the Company (or the individual that the Corporate Secretary of the Company may from time to time designate) or give notice in such other manner as the Company may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by full payment, by cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board of the aggregate Option Price for the number of Shares specified therein and, if required by Section 7.2, the amount necessary to satisfy any taxes.

3.8.2 Upon the exercise, the Company shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares either to:

(a) deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b) in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares.

3.8.3 Each Participant shall have the alternative, when entitled to exercise an Option, to deal with such Option on a "net exercise" basis, (the "Net Exercise Right") in the manner set our and in accordance with the terms of this Plan. Without limitation, the Board may determine in its discretion that such Net Exercise Right, if any, grant a Participant the right to surrender such Option in whole or in part by notice in writing to the Company and in lieu of receiving Shares pursuant to the exercise of the Option, receive, that number of Shares, disregarding fractions, which is equal to the quotient obtained by:

(a) subtracting the applicable Option Price from the VWAP on the business day immediately prior to the exercise of the Net Exercise Right and multiplying the remainder by the number of Option Shares; and

(b) dividing the net amount obtained under subsection 3.8.3(a) by the VWAP on the business day immediately prior to the exercise of the Net Exercise Right,

provided that the Participant pays to the Company an amount equal to the Tax Obligations applicable to the Option Shares or otherwise makes arrangements satisfactory to the Company in accordance with Section 7.2.1.

3.8.4 Where a Participant chooses to use the Net Exercise Right, the Company shall make the election provided for in subsection 110(1.1) of the Tax Act in circumstances where the Participant is otherwise eligible for the deduction provided for in paragraph 110(1)(d) of the Tax Act.

ARTICLE 4
RESTRICTED SHARE UNITS

4.1 Nature of RSUs

4.1.1 An RSU is an Award in the nature of a bonus for services rendered, in the calendar year that includes the Award Date, and that, upon settlement, entitles the recipient Participant to acquire Shares, or equivalent cash value thereto, pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant, unless such RSU expires prior to being settled. Vesting conditions may, without limitation, be based on continuing employment (or other service relationship) and/or achievement of Performance Criteria.

4.2 RSU Awards

4.2.1 Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs under the Plan (ii) fix the number of RSUs, if any, to be granted to each Eligible Participant's Account and the Award Date on which such RSUs shall be granted and (iii) determine the relevant vesting provisions (including Performance Criteria, if applicable), the whole subject to the terms and conditions of this Plan or in any RSU Agreement, and any applicable rules of a Stock Exchange. An RSU shall not contain any voting rights.

4.2.2 No RSU shall be granted to a U.S. Participant unless such securities are registered under the U.S. Securities Act and any applicable state securities laws or an exemption from such registration is available. Any RSU issued to a U.S. Participant pursuant to an exemption from registration under the U.S. Securities Act will be "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act).

4.2.3 Any certificate or instrument representing RSU granted to a U.S. Participant pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws shall bear a legend restricting transfer under applicable United States federal and state securities laws substantially in the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR U.S. STATE SECURTIES LAWS. BY PURCHASING OR OTHERWISE HOLDING THESE SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF THE REAL BROKERAGE INC. (THE "CORPORATION") THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

4.3 Credits for Dividends

4.3.1 Following the declaration and payment of dividends on the Shares, the Board may, in its absolute discretion, determine to make a cash payment to a Participant in respect of outstanding RSUs credited to the Participant's Account, as a bonus for services rendered during the year such dividend was declared (a "Dividend Equivalent"). Payment of any such Dividend Equivalent will be made forthwith following any such determination by the Board and in any event within thirty (30) days of such determination.

4.4 Vesting

4.4.1 The Board or the Committee may, in its sole discretion, determine the time during which RSUs shall vest (except that no RSU, or portion thereof, may vest after the Expiry Date) and whether there shall be any other conditions or performance criteria to vesting. In the absence of any determination by the Board or the Committee to the contrary, RSUs will vest and be payable as to one third (1/3) of the total number of RSUs granted on each of the first, second and third anniversaries of the Award Date (computed in each case to the nearest whole RSU), provided that in all cases payment in satisfaction of an RSU shall occur prior to the Outside Payment Date. Notwithstanding the foregoing, the Board or the Committee may, at its sole discretion at any time or in the RSU Agreement in respect of any RSUs granted, accelerate or provide for the acceleration of vesting in whole or in part of RSUs previously granted. The Award Value of any RSU shall be determined as of the applicable Vesting Date.

4.4.2 Notwithstanding Section 4.4.1 and subject to Section 6.2, an RSU shall not vest prior to the date that is one year following the Award Date of such RSU.

4.4.3 In the event of a Participant's death, an RSU may, subject to the discretion of the Board, vest prior to the date that is one year following the Award Date of such RSU in accordance with the provisions set out in Section 5.3.2.

4.5 RSU Agreements

4.5.1 The grant of an RSU by the Board shall be evidenced by an RSU Agreement in such form not inconsistent with the Plan as the Board may from time to time determine. Such RSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in an RSU Agreement. The provisions of the various RSU Agreements issued under this Plan need not be identical.

4.5.2 The RSU Agreement shall contain such terms that the Company considers necessary in order that the RSU will comply with any provisions respecting restricted share units in the Tax Act or other applicable laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

4.6 RSU Terms

4.6.1 The term during which an RSU may be outstanding shall, subject to the provisions of this Plan requiring or permitting the acceleration or the extension of the term, be such period as may be determined from time to time by the Board or the Committee, but subject to the rules of the TSX or any Stock Exchange or other regulatory body having jurisdiction (but in no case shall the term of an RSU extend beyond the Expiry Date).

4.6.2 The Board shall have sole discretion to determine if any Performance Criteria and/or other vesting conditions with respect to an RSU, and as contained in the RSU Agreement governing such RSU, have been met and shall communicate to a Participant as soon as reasonably practicable when any such applicable Performance Criteria has been satisfied.

4.7 Payment in Respect of RSUs

4.7.1 On the Vesting Date, the Company, at its sole and absolute discretion, shall have the option of settling the Award Value payable in respect of an RSU by any of the following methods or by a combination of such methods:

(a) payment in cash;

(b) payment in Shares acquired by a trustee, on behalf of the Company, on a Stock Exchange; or

(c) payment in Shares issued from the treasury of the Company.

4.7.2 The Company shall not determine whether the payment method shall take the form of cash or Shares until the Vesting Date, or some reasonable time prior thereto. A holder of RSUs shall not have any right to demand, be paid in, or receive Shares in respect of the Award Value underlying any RSU at any time. Notwithstanding any determination by the Company to settle the Award Value of any vested RSUs, or portion thereof, in Shares, the Company reserves the right to change its determination in respect thereof at any time up until payment is actually made, and the holder of such vested RSUs shall not have the right, at any time to enforce settlement in the form of Shares of the Company.

4.7.3 Any amount payable to a Participant in respect of vested RSUs shall be paid to the Participant as soon as practicable following the Vesting Date and in any event within thirty (30) days of the Vesting Date and prior to the Outside Payment Date.

ARTICLE 5
GENERAL CONDITIONS

5.1 General Conditions Applicable to Awards

Each Award, as applicable, shall be subject to the following conditions:

5.1.1 Vesting Period. Each Award granted hereunder shall vest in accordance with the terms of the Grant Agreement entered into in respect of such Award. The Board, subject to the terms of this Plan, has the right to accelerate the date upon which any Award becomes exercisable notwithstanding the vesting schedule set forth for such Award, regardless of any adverse or potentially adverse tax consequence resulting from such acceleration. Notwithstanding the foregoing, no Award (other than an Option) may vest before a date that is one (1) year from the Award Date.

5.1.2 Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Company or a Subsidiary to the Participant of employment or another service relationship with the Company or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Company or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Company or any of its Affiliates in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant's employment or service in any office or otherwise.

5.1.3 Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the sole discretion of the Board. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant's relationship or employment with the Company or any Subsidiary, and shall not constitute a termination of an Eligible Participant's employment, a breach of their contract of employment or constructive dismissal.

5.1.4 Rights as a Shareholder. Neither the Participant nor such Participant's personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant's Awards by reason of the grant of such Award until such Award has been duly exercised, as applicable, and settled and Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

5.1.5 Conformity to Plan. In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

5.1.6 Non-Transferrable Awards. Each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

5.1.7 Participant's Entitlement. Except as otherwise provided in this Plan or unless the Board permits otherwise, upon any Subsidiary of the Company ceasing to be a Subsidiary of the Company, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, executive officer, employee or Consultant of such Subsidiary of the Company and not of the Company itself, whether or not then exercisable, shall automatically terminate on the date of such change.

5.1.8 Disclosure. Every agreement to grant or issue an Award to a director or officer of the Company, and any amendment to any of the foregoing, must be disclosed to the public by way of a news release on the day the Award is implemented or amended, or on the day the Award is granted, issued or amended, as applicable.

5.2 General Conditions Applicable to Options

Each Option shall be subject to the following conditions:

5.2.1 Termination for Cause. Except as prohibited by applicable legislation (and where so prohibited, such prohibition shall be effective only to the minimum extent required), upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option granted to such Participant shall terminate automatically and become void immediately. For the purposes of the Plan, except as prohibited by applicable legislation, the determination by the Company that the Participant was discharged for Cause shall be binding on the Participant. "Cause" shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Company's codes of conduct and any other reason determined by the Company to be cause for termination or as such term is defined in the applicable employment jurisdiction of the Participant.

5.2.2 Termination not for Cause. Upon a Participant ceasing to be an Eligible Participant as a result of his or her employment or service relationship with the Company or a Subsidiary being terminated without Cause, except as prohibited by applicable legislation, (i) any unvested Option granted to such Participant shall terminate and become void immediately and (ii) any vested Option granted to such Participant may be exercised by such Participant. Unless otherwise determined by the Board, in its sole discretion, such Option shall only be exercisable within the earlier of (a) ninety (90) days after the Termination Date, or (b) the expiry date of the Award set forth in the Grant Agreement, after which the Option will expire.

5.2.3 Resignation. Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Company or a Subsidiary, (i) each unvested Option granted to such Participant shall terminate and become void immediately upon the effective date of resignation and (ii) each vested Option granted to such Participant will cease to be exercisable on the earlier of ninety (90) days following the Termination Date and the expiry date of the Option set forth in the Grant Agreement, after which the Option will expire.

5.2.4 Permanent Disability/Retirement. Upon a Participant ceasing to be an Eligible Participant by reason of retirement or permanent disability, (i) any unvested Option shall terminate and become void immediately upon the effective date of retirement or commencement of permanent disability, and (ii) any vested Option will cease to be exercisable on the earlier of (a) twelve (12) months the effective date of retirement or the date on which the Participant is deemed to cease his or her employment or service relationship with the Company or any Subsidiary by reason of permanent disability, and (b) the expiry date of the Award set forth in the Grant Agreement, after which the Option will expire.

5.2.5 Death. Upon a Participant ceasing to be an Eligible Participant by reason of death, any vested Option granted to such Participant may be exercised by the liquidator, executor or administrator, as the case may be, of the estate of the Participant for that number of Shares only which such Participant was entitled to acquire under the respective Options on the date of such Participant's death. Such vested Option shall only be exercisable within twelve (12) months after the Participant's death or prior to the expiration of the original term of the Options whichever occurs earlier, and each unvested Option shall be forfeited.

5.2.6 Leave of Absence. Upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, the Board may determine, at its sole discretion but subject to applicable laws, that such Participant's participation in the Plan shall be terminated, provided that all vested Options in the Participant's Account shall remain outstanding and in effect until the applicable exercise date, or an earlier date determined by the Board at its sole discretion.

5.2.7 Expiration. Notwithstanding the provisions of this Section 5.2, any Award granted or issued to any Participant must expire within a reasonable period, not exceeding 12 months, following the date the Participant ceases to be an Eligible Participant under the Plan.

5.3 General Conditions Applicable to RSUs

Each RSU shall be subject to the following conditions:

5.3.1 Termination for Cause and Resignation. Upon a Participant ceasing to be an Eligible Participant for Cause or as a result of his or her resignation from the Company or a Subsidiary, except as prohibited by applicable legislation, the Participant's participation in the Plan shall be terminated immediately, all RSUs credited to such Participant's Account that have not vested shall be forfeited and cancelled, and the Participant's rights that relate to such Participant's unvested RSUs shall be forfeited and cancelled on the Termination Date.

5.3.2 Death, Leave of Absence or Termination of Service. Except as otherwise determined by the Board from time to time, at its sole discretion, and except as prohibited by applicable legislation, (a) upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves; or (b) upon a Participant ceasing to be Eligible Participant as a result of (i) death, (ii) retirement, (iii) Termination of Service for reasons other than for Cause, (iv) his or her employment or service relationship with the Company or a Subsidiary being terminated by reason of injury or disability or (v) becoming eligible to receive long-term disability benefits; all unvested RSUs in the Participant's Account as of such date shall remain outstanding and in effect pursuant to the terms of the applicable RSU Agreement, and

(a) if the Board determines that the vesting conditions are not met for such RSUs, then all unvested RSUs credited to such Participant's Account shall be forfeited and cancelled and the Participant's rights that relate to such unvested RSUs shall be forfeited and cancelled; and

(b) if the Board determines that the vesting conditions are met for such RSUs, the Participant shall be entitled to receive payment pursuant to Section 4.7 the number of RSUs outstanding in the Participant's Account (as of the date of the Participant's death, retirement, termination or Eligibility Date) and the Company shall (i) pay such amount to the Participant or the liquidator, executor or administrator, as the case may be, of the estate of the Participant, as soon as practicable thereafter, but no later than the end of the Outside Payment Date, and (ii) debit the corresponding number of RSUs from the Account of such Participant's or such deceased Participants', as the case may be, and all the Participant's rights that relate to such Participant's RSUs shall be forfeited and cancelled.

5.3.3 Expiration. Notwithstanding the provisions of this Section 5.3, any Award granted or issued to any Participant must expire within a reasonable period, not exceeding 12 months, following the date the Participant ceases to be an Eligible Participant under the Plan.

5.3.4 General. For greater certainty, where (i) a Participant's employment or service relationship with the Company or a Subsidiary is terminated in a manner referred to in Section 5.3.1 or Section 5.3.2 hereof or (ii) a Participant elects for a voluntary leave of absence pursuant to Section 5.3.2 hereof following the satisfaction of all vesting conditions in respect of particular RSUs but before receipt of the corresponding distribution or payment in respect of such RSUs, the Participant shall remain entitled to such distribution or payment.

ARTICLE 6
ADJUSTMENTS AND AMENDMENTS

6.1 Adjustment to Shares Subject to Outstanding Awards

6.1.1 At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, and subject to prior written approval of the TSX, in the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Company with or into another corporation, or (v) any distribution to all holders of Shares or other securities in the capital of the Company, of cash, evidences of indebtedness or other assets of the Company (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Company or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit) or any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of any Stock Exchange, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including, without limitation:

(a) adjustments to the exercise price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b) adjustments to the number of Shares to which the Participant is entitled upon exercise of such Award; or

(c) adjustments to the number of kind of Shares reserved for issuance pursuant to the Plan.

6.2 Change of Control

6.2.1 In the event of a potential Change of Control, the Board shall have the power, subject to prior written approval of the TSX, if applicable, (other than in the event of a security consolidation or security split), to modify the terms of this Plan and/or the Awards to assist the Participants to tender into a takeover bid or participating in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board shall have the power, to (i) provide that any or all Awards shall thereupon terminate, provided that any such outstanding Awards that have vested shall remain exercisable until consummation of such Change of Control, and (ii) permit Participants to conditionally exercise their vested Options, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 6.2 is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 6.2 or the definition of "Change of Control": (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Awards shall for all purposes be deemed not to have been exercised, (ii) Shares which were conditionally issued pursuant to exercise of Options which vested pursuant to this Section 6.2 shall be returned by the Participant to the Company and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Awards which vested pursuant to this Section 6.2 shall be reinstated.

6.2.2 If the Company completes a transaction constituting a Change of Control and within twelve (12) months following the Change of Control a Participant who was also an officer or employee of, or Consultant to, the Company prior to the Change of Control has their position, employment or consulting agreement terminated, or the Participant is constructively dismissed, then all unvested Awards shall immediately vest and become exercisable, and remain open for exercise until the earlier of their expiry date a set out in the Award Agreement and for certainty in the case of Options, the date that is ninety (90) days after such termination or dismissal.

6.3 Amendment or Discontinuance of the Plan

6.3.1 Subject to prior written approval of the TSX, the Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Award without the consent of the Participants provided that such suspension, termination, amendment or revision shall:

(a) not adversely alter or impair the rights of any Participant, without the consent of such Participant except as permitted by the provisions of the Plan;

(b) be in compliance with applicable law and with the prior approval, if required, of the shareholders of the Company, the applicable Stock Exchange, or any other regulatory body having authority over the Company; and

(c) be subject to shareholder approval, where required by law or the requirements of the applicable Stock Exchange provided that the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Company make the following amendments to this Plan:

(i) amendments to clarify existing provisions of an Award that do not have the effect of altering the scope, nature and intent of such Award;

(ii) any amendment to the expiration date or vesting terms of an Award that does not extend the terms of the Award past the original date of expiration of such Award;

(iii) any amendment necessary to comply with applicable law or the requirements of the Stock Exchange or any other regulatory body;

(iv) any amendment of a "housekeeping" nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(v) any amendment regarding the administration of the Plan;

(vi) if the Company becomes listed or quoted on a Stock Exchange or stock market senior to the TSX, it may make such amendments as may be required by the policies of such senior Stock Exchange; and

(vii) any other amendment that does not require the approval of the shareholders of the Company under Section 6.3.2.

6.3.2 Notwithstanding Section 6.3.1, the Board shall be required to obtain shareholder approval to make the following amendments:

(a) any increase to the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to Article 6;

(b) except in the case of an adjustment pursuant to Article 6, any amendment which reduces the exercise price of an Option or any cancellation of an Option and replacement of such Option with an Option with a lower exercise price;

(c) any amendment which extends the expiry date of any Award, beyond the original expiry date;

(d) any amendment which increases or removes the maximum number of Shares that may be (i) issuable to Insiders at any time; and (ii) issued to Insiders under the Plan and any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Article 6;

(e) any amendment to the number of Shares that may be made issuable pursuant to Awards made to employees and Non-Employee Directors within any one year period;

(f) any amendment to the limits on Awards to Non-Employee Directors set out in Section 2.5.5;

(g) permit an Award to be transferable or assignable other than for normal estate settlement purposes;

(h) any amendment to the definition of an Eligible Participant under the Plan; or

(i) amends this Section 6.3.

provided that Shares held directly or indirectly by Insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

ARTICLE 7
MISCELLANEOUS

7.1 Use of an Administrative Agent and Trustee

7.1.1 The Board may in its sole discretion, from time to time, appoint one or more entities to act as administrative agent or trustee to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Company and the administrative agent and trustee will maintain records showing the number of Awards granted to each Participant under the Plan.

7.2 Tax Withholding

7.2.1 Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of such Tax Obligations, including in respect of Tax Obligations, as the Company determines. If the event giving rise to the Tax Obligations involves an issuance or delivery of Shares, then, the Tax Obligations may be satisfied in such manner as the Company determines, including by (i) having the Participant elect to have the appropriate number of such Shares sold by the Company, the Company's transfer agent and registrar or any agent or trustee appointed by the Company pursuant to Section 7.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Company, which will in turn remit such amounts to the appropriate governmental authorities, (ii) requiring the tendering by the Participant of cash payment in an amount equal to the Tax Obligations to the Company, which will in turn remit such amounts to the appropriate governmental authorities, (iii) the withholding by the Company from any cash payment otherwise due by the Company to the Participant, including salaries, directors fees, consulting fees and any other forms of remuneration, such amount of cash as is required to pay and satisfy the withholding amount or (iv) any other mechanism as may be required or determined by the Company as appropriate.

7.2.2 Notwithstanding Section 7.2.1, the applicable Tax Obligations may be waived where a Participant directs in writing that a payment be made directly to the Participant's registered retirement savings plan in circumstances to which subsection 100(3) of the regulations made under the Tax Act apply.

7.2.3 For greater certainty, Section 7.2 shall not result in the alternation of the Option Price and is subject to the rules of the TSX or any Stock Exchange or other regulatory body having jurisdiction.

7.3 Clawback

7.3.1 Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or Stock Exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or Stock Exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or Stock Exchange listing requirement) or any policy adopted by the Company in accordance with applicable law. Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any policy adopted by the Company applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable Stock Exchange listing standards, including any related policy adopted by the Company. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 7.3.

7.4 Securities Law Compliance

7.4.1 The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award and exercise of any Option, and the Company's obligation to sell and deliver Shares in respect of any Awards, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of applicable Stock Exchanges and to such approvals by any regulatory or governmental agency as may, as determined by the Company, be required. The Company shall not be obliged by any provision of the Plan or the grant of any Award hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

7.4.2 Unless the Company determines otherwise, no Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

7.4.3 The Company shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with a Stock Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

7.4.4 If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Company to issue such Shares shall terminate and any funds paid to the Company in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

7.5 Reorganization of the Company

7.5.1 The existence of any Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Company's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

7.6 Quotation of Shares

7.6.1 So long as the Shares are listed on one or more Stock Exchanges, the Company must apply to such Stock Exchange or Stock Exchanges for the listing or quotation, as applicable, of the Shares underlying the Awards granted under the Plan, however, the Company cannot guarantee that such Shares will be listed or quoted on any Stock Exchange.

7.7 No Fractional Shares

7.7.1 No fractional Shares shall be issued upon the exercise of any Option or settlement of any RSU granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise of such Option, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to purchase the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

7.8 Governing Laws

7.8.1 The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.9 Severability

7.9.1 The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

7.10 Section 409A of the U.S. Tax Code

7.10.1 It is intended that any payments under the Plan to U.S. Participant shall be exempt from or comply with Section 409A of the U.S. Tax Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Section 409A of the U.S. Tax Code.

7.11 Effective Time

7.11.1 This Plan shall be effective as of July 26, 2022.

EXHIBIT A
FORM OF OPTION AGREEMENT

[Insert if options are issued pursuant to an exemption from registration under the U.S. Securities Act:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUBALE ON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR U.S. STATE SECURTIES LAWS. BY PURCHASING OR OTHERWISE HOLDING THESE SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF THE REAL BROKERAGE INC. (THE "CORPORATION") THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE OPTIONS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE OPTIONS REPRESENTED HEREBY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON OR A PERSON IN THE UNITED STATES, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES LAWS AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS ASCRIBED TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT.]

This Option Agreement is entered into between The Real Brokerage Inc. (the "Company") and the Participant named below, pursuant to the Company's Amended and Restated Omnibus Incentive Plan (the "Plan"), a copy of which is attached hereto.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Company confirms that on:

1.		(the "Award Date")
2.		(the "Participant")
3.	was granted	options ("Options") to purchase common shares of the
Company, in accordance with the terms of the Plan, which Options will bear the following terms:

(a) Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of $[●] per common share (the "Option Price") at any time prior to expiry on [●] (the "Expiration Date").

(b) Vesting; Time of Exercise. Subject to the terms of the Plan, the Options shall vest and become exercisable as follows:

A-1	Exhibit A to Omnibus Incentive Plan

Number of Options	Vested On

If the number of common shares vesting in a tranche set forth above covers a fractional common share, such fractional common share will be rounded down to the nearest whole number of common shares. Notwithstanding anything to the contrary herein, the Options shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. If granted to a non- U.S. Participant, Options are denominated in Canadian dollars (C$). If granted to U.S. Participant, Options are denominated in United States dollars (USD$).

4.	The Options shall be exercisable only by delivery to the Company of a duly completed and executed notice in the form attached to this Option Agreement (the "Exercise Notice"), together with payment of the Option Price for each common share covered by the Exercise Notice (including an amount equal to any applicable Tax Obligations) and/or, if applicable, a notice that the Participant intends to surrender the Options in lieu of exercise, pursuant to the Participant's Net Exercise Right as set out in the Plan.

5.	Subject to the terms of the Plan, unless otherwise specified in the Exercise Notice, the Options shall be deemed to be: (i) exercised upon receipt by the Company of such written Exercise Notice accompanied by the exercise price (including an amount equal to any applicable Tax Obligations), or (ii) surrendered upon election by the Participant in lieu of exercise, pursuant to the Participant's Net Exercise Right.

6.	The Participant hereby represents and warrants (on the date of this Option Agreement and upon each exercise or termination of Options) that:

(a) the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Company that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the common shares;

(b) the Participant is acquiring the common shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c) the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and does not desire to utilize a registrant in connection with evaluating such merits and risks;

A-2	Exhibit A to Omnibus Incentive Plan

(d) the Participant acknowledges that an investment in the common shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e) the Participant acknowledges that he or she is responsible for paying any Tax Obligations arising from the exercise of any Options, as provided in Section 7.2 of the Plan;

(f) this Option Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against him in accordance with its terms; and

(g) the execution and delivery of this Option Agreement and the performance of the obligations of the Participant hereunder will not result in the creation or imposition of any lien, charge or encumbrance upon the common shares.

The Participant acknowledges that the Company is relying upon such representations and warranties in granting the Options and issuing any common shares upon exercise thereof.

7.	The Participant's delivery of the signed Exercise Notice to exercise the Options (in whole or in part) shall be accompanied by full payment of the exercise price for the Shares being purchased (including an amount equal to the Tax Obligations) and/or a notice that the Participant intends to surrender Options in lieu of exercise, pursuant to the Participant's Net Exercise Right as set out in the Plan. Payment for the Shares may be made by certified cheque or wire transfer in readily available funds.

8.	The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Option Agreement and the Plan including that the loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant's employment or service in any office or otherwise and the termination of employment provisions, subject to applicable law; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Option Agreement, and (c) hereby accepts these Options subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Option Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Option Agreement and the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

9.	This Option Agreement and the terms of the Plan incorporated herein (with the Exercise Notice, if the Option is exercised) constitutes the entire agreement of the Company and the Participant (collectively, the "Parties") with respect to the Options and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This Option Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Option Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

[Reminder of page left intentionally blank]

A-3	Exhibit A to Omnibus Incentive Plan

IN WITNESS WHEREOF the Company and the Participant have executed this Option Agreement as of                             , 20__.

THE REAL BROKERAGE INC.
Per:
Name:
Title:

If the Participant is an individual:

) ) ) )
(Witness signature))		Name:
)
Print Name: ______________________________________	)
)
Address: ______________________________________	)
______________________________________	)
Occupation: ______________________________________	)

If the Participant is NOT an individual:

[PARTICIPANT]
Per:
Authorized Signatory

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Options.

A-4	Exhibit A to Omnibus Incentive Plan

EXHIBIT B
FORM OF EXERCISE NOTICE

TO: THE REAL BROKERAGE INC.

This Exercise Notice is made in reference to stock options ("Options") granted under the Amended and Restated Omnibus Incentive Plan (the "Plan") of The Real Brokerage Inc. (the "Company"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The undersigned (the "Participant") holds Options under the Plan to purchase [●] common shares of the Company at a price per common share of $[●] (the "Option Price") pursuant to the terms and conditions set out in that certain option agreement between the Participant and the Company dated [●] (the "Option Agreement").

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Participant hereby:

□

irrevocably gives notice of the exercise of ___ Options held by the Participant pursuant to the Option Agreement at the Option Price per common share for an aggregate exercise price of

$_______________________________________________________________(the "Aggregate Option Price") on the terms specified in the Option Agreement and encloses herewith a certified cheque payable to the Company or evidence of wire transfer to the Company in full satisfaction of the Aggregate Option Price.

The Participant acknowledges that, in addition to the Aggregate Option Price, the Company will require that the Participant also provide to the Company a certified cheque or evidence of wire transfer equal to the amount of any Tax Obligations associated with the exercise of such Options before the Company will issue any common shares to the Participant in settlement of the Options. The Company shall have the sole discretion to determine the amount of any such Tax Obligations and shall inform the Participant of this amount as soon as reasonably practicable upon receipt of this completed Exercise Notice.

- or -

□

irrevocably gives notice of the Participant's exercise of the Net Exercise Right with respect to ___ Options held by the Participant pursuant to the Option Agreement, and agrees to receive that number of common shares of the Company equal to the following:

((A - B) x C)

A

where A is the VWAP on the date prior to the date of this Exercise Notice, B is the Option Price, and C is the number of Options being exercised in this Exercise Notice, provided that the Participant pays to the Company an amount equal to the Tax Obligations applicable to the Option Shares or otherwise makes arrangements satisfactory to the Company.

B-1	Exhibit B to Omnibus Incentive Plan

In connection with this exercise, the undersigned Participant must mark one of Box A, Box B or Box C:

Box A	The undersigned hereby certifies that (i) it did not acquire the Option in the United States (as that term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")) or at a time when the undersigned was a "U.S. Person" (as that term is defined in the U.S. Securities Act) or acting for the account or benefit of a U.S. Person or a person in the United States, (ii) it is not in the United States or a U.S. Person, (iii) the Option is not being exercised for the account or benefit of a U.S. Person or a person in the United States, and (iv) this Notice of Exercise of Stock Options was not executed or delivered in the United States.

Box B	The undersigned represents, warrants and certifies that it (a) acquired the Options directly from The Real Brokerage Inc. pursuant to the Option Agreement; (b) is exercising the Options solely for its own account; and (c) is an "accredited investor" (within the meaning of Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended, on the date of exercise of the Options pursuant to this Exercise Notice.

Box C	An (i) exemption from registration under the U.S. Securities Act and all applicable state securities law is available for the issuance of common shares underlying this Option or (ii) the Options and common shares issuable on exercise of the Options have been registered under the U.S. Securities Act pursuant to a Form S-8 registration statement, and attached hereto is an opinion of counsel or other evidence to such effect, it being understood that any opinion of counsel or other evidence tendered in connection with the exercise of this Option must be in form and substance satisfactory to The Real Brokerage Inc.

Registration:

The common shares issued pursuant to this Exercise Notice are to be registered in the name of the undersigned and are to be delivered, as directed below:

Name: ______________________________________

Address: ______________________________________

DATED this _________ day of ______________,            .

(signature)
Name of Participant:

B-2	Exhibit B to Omnibus Incentive Plan

EXHIBIT C
FORM OF RSU AGREEMENT

[Insert if RSUs are issued pursuant to an exemption from registration under the U.S. Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR U.S. STATE SECURTIES LAWS. BY PURCHASING OR OTHERWISE HOLDING THESE SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF THE REAL BROKERAGE INC. (THE "CORPORATION") THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]

This RSU Agreement is entered into between The Real Brokerage Inc.  (the "Company") and the Participant (as defined herein) named below, pursuant to the Company's Amended and Restated Omnibus Incentive Plan (the "Plan"), a copy of which is attached hereto

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Company confirms that on:

1.		(the "Award Date")
2.		(the "Participant")
3.	was granted	Restricted Share Units ("RSUs"), in accordance with the terms of the Plan, which RSUs will vest as follows:

Number of RSUs	Vested On

all on the terms and subject to the conditions set out in the Plan

4.	The performance period for this grant of RSUs commences on the Award Date and ends at the close of business on [●].

C-1	Exhibit C to Omnibus Incentive Plan

5.	By signing this agreement, the Participant:

(a) acknowledges that he or she has read and understands the Plan, agrees with the terms and conditions thereof which shall be deemed to be incorporated into and form part of this RSU Agreement (subject to any specific variations contained in this RSU Agreement);

(b) acknowledges that, subject to the vesting and other conditions and provisions in this RSU Agreement, each RSU awarded to the Participant shall entitle the Participant to receive on settlement one common share of the Company.

(c) acknowledges that he or she is responsible for paying any Tax Obligations arising from the exercise of any RSU, as provided in Section 7.2 of the Plan;

(d) agrees that an RSU does not carry any voting rights;

(e) acknowledges that the value of the RSUs granted herein are denominated in Canadian dollars (C$), and such value is not guaranteed;

(f) recognizes that, at the sole discretion of the Company, the Plan can be administered by a designee of the Company by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Company.

6.	The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this RSU Agreement and the Plan, including that the loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant's employment or service in any office or otherwise and the termination of employment provisions, subject to applicable law; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this RSU Agreement, and (c) hereby accepts these RSUs subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this RSU Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this RSU Agreement and the Plan, has had an opportunity to obtain the advice of counsel prior to executing this RSU Agreement.

7.	This RSU Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Participant (collectively the "Parties") with respect to the RSUs and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This RSU Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this RSU Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

[Remainder of page left intentionally blank]

C-2	Exhibit C to Omnibus Incentive Plan

IN WITNESS WHEREOF the Company and the Participant have executed this RSU Agreement as of                                , 20_.

THE REAL BROKERAGE INC.
Per:
Name:
Title:

If the Participant is an individual:

) ) ) )
(Witness signature))		Name:
)
Print Name: ______________________________________	)
)
Address: ______________________________________	)
______________________________________	)
Occupation: ______________________________________	)

If the Participant is NOT an individual:

[PARTICIPANT]
Per:
Authorized Signatory

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your RSUs.

C-3	Exhibit C to Omnibus Incentive Plan